UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

Infinium Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50535	65-1048794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Second Avenue, 5th Floor, Seattle, WA 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (206) 393-3000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Change in Directors or Principal Officers, Appointment of Directors or Principal Officers

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of President and Chief Executive Officer, Acting Chief Financial Officer (Principal Financial and Accounting Officer) and Director and Appointment of President and Chief Executive Officer, Acting Chief Financial Officer (Principal Financial and Accounting Officer) and Director

On November 17, 2005, Kevin Bachus resigned as President and Chief Executive Officer, Acting Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Infinium Labs, Inc. (“Infinium”). On November 18, 2005, Infinium accepted Mr. Bachus’ resignation of all positions held. Mr. Bachus, who has been an officer of the Company since January 2004 and has served in his current roles since August 15, 2005, resigned to pursue other opportunities.

Upon acceptance of Mr. Bachus’ resignation, the Board of Directors elected Greg Koler to replace Mr. Bachus effective immediately as President and Chief Executive Officer, Acting Chief Financial Officer (Principal Financial and Accounting Officer) and Director. Mr. Koler has been a full-time consultant handling communications, channel and investment strategies in Europe for Infinium since June 2004. The Company plans to enter into a definitive employment agreement with Mr. Koler in the immediate future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 18th day of November 2005.

INFINIUM LABS, INC.

By:	/s/ Timothy M. Roberts

Name: Timothy M. Roberts Its: Chairman